Calculation of Filing Fee Tables
S-4
AIR INDUSTRIES GROUP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	126,900,000		$ 42,300.00	0.0001381	$ 5.84
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 42,300.00		$ 5.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5.84
Offering Note
[1]	The securities being registered will be issued by Air Industries Group (the "Registrant") in connection with the merger described in the proxy statement/prospectus forming a part of this Registration Statement. Pursuant to Rule 416(a), the Registration Statement also registers such indeterminate number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar events. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(3) under the Securities Act. The securities expected to be cancelled in exchange for Common Stock of the Registrant are securities of a private limited liability company with an accumulated deficit, for which no market exists, and which have no par value. Accordingly, pursuant to Rule 457(f)(3), the proposed maximum aggregate offering price has been calculated as one-third of the aggregate par value of the shares of Common Stock of the Registrant, to be issued or reserved for issuance in the merger (126,900,000 shares * $0.001 par value per share / 3 = $42,300.00). Calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price, which is the fee rate in effect for the Commission's fiscal year 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date